SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - FEBRUARY 25, 2005

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A. Employment Agreement with Robert S. Mills.

On February 25, 2005, Columbia Laboratories, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Robert S. Mills defining the terms of his employment with the Company as its Senior Vice President and Chief Operating Officer. The initial term of Mr. Mills’ employment under the Agreement is through March 31, 2007, with automatic one-year renewals unless either party gives written notice of nonrenewal at least sixty (60) days prior to the end of the then current term. If the Company elects not to renew the Agreement, it is obligated to pay severance equal to one year’s base salary to Mr. Mills.

Mr. Mills’ annual base salary is $300,000 subject to annual review and, within the discretion of the Board of Directors, upward adjustment. He received a signing bonus of $20,000. Mr. Mills will also receive $30,000 upon FDA approval on or before December 31, 2005, of an NDA supplement providing for a second manufacturing site for Striant® (testosterone buccal system) and $50,000 upon completion on or before December 31, 2005, of subject enrollment in the PROTERM™ study.

Mr. Mills is eligible to receive a target annual bonus of 40% of his base salary, as then in effect, based upon the parameters and criteria contained in the Company’s bonus plan, within the discretion of the Board of Directors and in consultation with the Company’s President. Mr. Mills’ actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. Mills and the Company. Mr. Mills is also entitled to participate in the benefit programs generally available to Company employees.

As provided in the Agreement, Mr. Mills received a grant to purchase 175,000 shares of the Company’s Common Stock under the Company’s 1996 Long-term Performance Plan. The options, which vest at the rate of 25% per year over four years subject to Mr. Mills’ continued employment, have an exercise price of $2.05 per share, which is equal to the average of the high and low price of the Company’s Common Stock on February 25, 2005, on the Nasdaq National Market.

Mr. Mills has the right, under the Agreement, to resign his employment for "Good Reason," as that term is defined in the Agreement. The Company has the right, under the Agreement, to terminate Mr. Mills’ employment with or without "Cause," as that term is defined in the Agreement. Termination for Cause for certain act(s) or failure(s) to act would not take effect unless and until the Company gives Mr. Mills written notice of the Company’s intention to terminate his employment for Cause, stating in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for Cause is based, and an opportunity to cure such conduct, if possible.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills with Good Reason, the Agreement provides for payment of Mr. Mills’ base salary through the date of termination and a lump sum cash payment of one year's annual base salary plus the greater of the amount of the cash bonus paid to Mr. Mills in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination. Mr. Mills will also be entitled to receive the medical and dental coverage in effect on his Termination Date for a period of twelve (12) months thereafter.

The Agreement incorporates without change Mr. Mills’ Executive Change in Control Severance Agreement dated as of April 8, 2004. In the event of a “Change in Control” of the Company, as that term is defined in the Executive Change in Control Severance Agreement, and Mr. Mills’ employment is terminated by the Company without “Cause” or by Mr. Mills with “Good Reason”, as those terms are defined in the Executive Change in Control Severance Agreement (and within the time periods provided), Mr. Mills’ would receive a lump sum cash payment equal to one year's annual base salary, plus the greater of the cash bonus paid to Mr. Mills in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination, plus the value of fringe benefits provided to him for the year prior to the Change in Control.

A copy of Mr. Mills’ Agreement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

B. Awards to Executive Officers under the Columbia Laboratories Inc. Incentive Plan, 2004.

The Columbia Laboratories, Inc. Incentive Plan (the “Plan”), in effect for 2004, is intended to encourage and reward participants for achievement of the Company’s financial, tactical and strategic objectives; to reinforce a strong performance orientation with variability in awards based upon individual contribution and teamwork; and, to provide a fully competitive compensation package that will enable the Company to attract, reward and retain high caliber employees.

In general, all employees are eligible to participate in the Plan, except employees who are eligible for another incentive plan (e.g., sales incentives). Employees hired after February 28, but before October 1, are eligible for a pro-rated incentive award based on their hire date. Employees hired on or after October 1, are not eligible to participate that year. To be eligible for an incentive award, an employee must be actively employed on the date of distribution of awards for the year.

Under the Plan, each eligible employee has an incentive target that is expressed in units as a percentage of the employee’s base salary. The incentive target relates to the employee’s position level and ranges from 4% for hourly employees to 30% for executive officers, with the exception of the Company’s President and Chief Executive Officer, G. Frederick Wilkinson, whose employment contract establishes an incentive target of 50%. The performance criteria and relative weightings of each performance factor are approved by the Board of Directors. A target incentive pool is established annually in relation to the sum of the target incentive award opportunities for all employees. The number of units in the final incentive pool available for payout is a function of Company performance against the performance criteria, which consist of pre-determined financial and strategic objectives. The total number of units in the pool may be more or less than the target incentive pool based on Company performance. Individual awards take into account both the number of units in the final incentive pool available for payout and individual performance. Awards may be made in cash, stock options, or a combination thereof.

For the fiscal year ended December 31, 2004, the Board fixed specified financial and strategic performance goals for funding the incentive pool, and assigned financial goals a 50% weighting and strategic goals a 50% weighting. The Company did not fully meet the performance goals and the Board therefore funded the incentive pool at 45% of the target incentive pool. The following table sets forth the awards under the Plan for the Company's Chief Executive Officer ("CEO") and each of the four other most highly compensated executive officers of the Company in 2004.

Name and Position	Award in Cash	Award in Stock Options **
G. Frederick Wilkinson, President & Chief Executive Officer	None	56,250
Robert S. Mills, Senior Vice President & Chief Operating Officer	None	31,350
James J. Apostolakis, Vice President, Investor Relations	*	*
Michael McGrane, Vice President, General Counsel & Secretary	$25,500	12,435
David L. Weinberg, Vice President & Chief Financial Officer	$15,000	7,315

* Effective December 31, 2004, Mr. Apostolakis' role as Vice President, Investor Relations, was terminated, making him ineligible for an award under the Plan.
** Options were granted on February 25, 2005, under the Company’s 1996 Long-term Performance Plan, vest immediately, and have an exercise price of $2.05 per share, which is equal to the average of the high and low price of the Company’s Common Stock on February 25, 2005, on the Nasdaq National Market.

A copy of the Columbia Laboratories Inc. Incentive Plan, 2004, is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits.

99.1    Employment Agreement by and between Columbia Laboratories, Inc., and Robert S. Mills dated February 25, 2005.

99.2    Columbia Laboratories Inc. Incentive Plan, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2005

COLUMBIA LABORATORIES, INC.

By:	/S/ David L. Weinberg
David L. Weinberg
Vice President and Chief Financial Officer